Exhibit (i)

VEDDER PRICE                                 VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                             222 NORTH LASALLE STREET
                                             CHICAGO, ILLINOIS 60601
                                             312-609-7500
                                             FACSIMILE: 312-609-5005

                 A PARTNERSHIP INCLUDING VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C. WITH OFFICES IN CHICAGO AND NEW YORK CITY

                                             January 27, 2000

Kemper Value Series, Inc.
222 South Riverside Plaza
Chicago, Illinois 60606

Ladies and Gentlemen:

         Reference is made to Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A under the Securities Act of 1933 being filed by Kemper Value Series, Inc., a Maryland Corporation (the "Fund"), in connection with the public offering from time to time of any or all of those three billion authorized shares of common stock, par value $.01 per share ("Shares"), that have been classified and designated as Kemper Contrarian Fund, Kemper-Dreman High Return Equity Fund and Kemper Small Cap Value Fund (each, a "Portfolio" and collectively, the "Portfolios"). The Shares have been further classified and designated as Class A Shares, Class B Shares, Class C Shares and Class I Shares (each, a "Class" and collectively, the "Classes"), as follows: 240,000,000 have been further classified and designated as Kemper Contrarian Fund Class A Shares, 240,000,000 as Kemper Contrarian Fund Class B Shares, 60,000,000 as Kemper Contrarian Fund Class C Shares, and 60,000,000 as Kemper Contrarian Fund Class I Shares; 480,000,000 as Kemper-Dreman High Return Equity Fund Class A Shares, 480,000,000 as Kemper-Dreman High Return Equity Fund Class B Shares, 120,000,000 as Kemper-Dreman High Return Equity Fund Class C Shares and 120,000,000 as Kemper-Dreman High Return Equity Fund Class I Shares; 240,000,000 as Kemper Small Cap Value Fund Class A Shares, 240,000,000 as Kemper Small Cap Value Fund Class B Shares, 60,000,000 as Kemper Small Cap Value Fund Class C Shares and 60,000,000 as Kemper Small Cap Value Fund Class I Shares.

         We are counsel to the Fund, and in such capacity are familiar with the Fund's organization and have counseled the Fund regarding various legal matters. We have examined such Fund records and other documents and certificates as we have considered necessary or appropriate for the purposes of this opinion. In our examination of such materials, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.

         Based upon the foregoing, and assuming that the Fund's Articles of Incorporation filed October 15, 1987, as amended by the Articles Supplementary filed January 25, 1988, the Articles



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VEDDER PRICE

Kemper Value Series, Inc.
January 27, 2000
Page 2

Supplementary filed February 26, 1988, the Articles Supplementary filed December 28, 1990, the Articles Supplementary filed March 24, 1992, the Articles of Amendment filed September 8, 1995, the Articles Supplementary filed September 8, 1995, the Articles of Amendment filed December 5, 1996, the Articles of Amendment filed July 23, 1997, the Articles Supplementary filed July 23, 1997, the Articles Supplementary filed January 28, 1998, and the Articles of Amendment filed April 6, 1998 (collectively, the "Articles") were duly authorized by the Board of Directors of the Fund; that the Fund's Bylaws, adopted January 13, 1988, as amended January 21, 1998 (the "Bylaws") were duly authorized by the Board of Directors of the Fund; that the Articles and Bylaws are presently in full force and effect and have not been amended in any respect except as provided above; and that the resolutions adopted by the Board of Directors of the Fund on January 13, 1988, December 7, 1990, March 19, 1992, June 21, 1995, November 19, 1996, May 21, 1997, July 15, 1997, January 21, 1998 and March 18,
1998 relating to organizational matters, securities matters, and the issuance of shares are presently in full force and effect and have not been amended in any respect, we advise you and opine that (a) the Fund is a corporation validly existing under the laws of the State of Maryland and is authorized to issue Shares in the Portfolios and Classes; and (b) presently and upon such further issuance of the Shares in accordance with the Fund's Articles and the receipt by the Fund of a purchase price not less than the net asset value per Share, and when the pertinent provisions of the Securities Act of 1933 and such "blue-sky" and securities laws as may be applied have been complied with, assuming that the Fund continues to validly exist as provided in (a) above and assuming that the number of Shares issued by the Fund does not exceed the number of Shares authorized for each Portfolio and each Class, the Shares are and will be legally issued and outstanding, fully paid and nonassessable.

         This opinion is solely for the benefit of the Fund, the Fund's Board of Directors and the Fund's officers and may not be relied upon by any other person without our prior written consent. We hereby consent to the use of this opinion in connection with said Post-Effective Amendment.

                              Very truly yours,

                              /S/VEDDER, PRICE, KAUFMAN & KAMMHOLZ

                              VEDDER, PRICE, KAUFMAN & KAMMHOLZ